DLH Reports Third Quarter Fiscal Year 2019 Results
SSS Acquisition Complete
Atlanta, Georgia – August 5, 2019 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to federal agencies, today announced financial results for its fiscal third quarter ended June 30, 2019.

Highlights
•The Company completed the acquisition of Social & Scientific Systems (“SSS”) of Silver Springs, Maryland on June 7, 2019. SSS contributed $4.5 million of revenue and $0.2 million of operating income in the quarter.
•Fiscal third quarter revenue was $38.7 million versus $36.1 million in the third quarter of fiscal 2018
•Fully diluted EPS of $0.06 for the quarter; excluding transaction expenses, fully diluted EPS of $0.13 for the quarter
•For the quarter, DLH generated $4.4 million of cash from operations and paid down $3.9 million of new debt (associated with the acquisition of SSS)

Management Discussion
“The third quarter of fiscal 2019 was clearly a busy one for DLH, as we closed a strategic acquisition, posted strong gross margins, and pursued numerous business development opportunities,” stated DLH President and Chief Executive Officer Zach Parker. “We believe Social & Scientific Systems is an excellent addition to DLH, greatly expanding our position in the public health & life sciences arena and providing new avenues for top line growth. We are rapidly integrating SSS into our corporate culture and business enterprise, as we look for ways to collectively serve our customers while leveraging our administrative organization to remain competitive on costs. SSS – with a backlog of some $340 million – brings a great deal of complementary technology, credentialed staff, and expertise in data analytics that will strengthen the entire DLH organization and help drive solid, long-term financial results."

“We generated $4.4 million in cash from operations during the quarter and paid down $3.9 million on our new term loan. We remain committed to using our cash generation to de-lever the Company, bolster our balance sheet and improve our financial flexibility. Given the recent budget outline agreed to by Congress for fiscal 2020 – including higher funding for key agencies including the Department of Defense, Health and Human Services, and the Veterans Administration – we believe we are well positioned for the quarters to come.”

Results for the Three Months Ended June 30, 2019
Revenue for the third quarter of fiscal 2019 was $38.7 million versus $36.1 million in the prior-year period. The increase in revenue is due primarily to the revenue contribution of approximately $4.5 million by SSS since the acquisition date, partially offset by workload volume timing on key contracts.

Gross profit was $9.9 million for the quarter, an increase of approximately $1.6 million, or 19.0%, over the third quarter of fiscal 2018. As a percent of revenue, the Company's gross margin was 25.6% in 2019 versus 23.1% in the prior-year period. General and Administrative ("G&A") expenses were $6.1 million for the quarter compared to $5.1 million in fiscal 2018, with the increase principally due to the addition of SSS operations. Depreciation and amortization was $0.9 million versus $0.6 million in the third quarter of fiscal 2018.

Income from operations was $1.7 million for the quarter versus $2.6 million in the prior-year period, and income before taxes was $1.1 million for the quarter versus $2.4 million in fiscal 2018. The decrease in income from operations was primarily due to the transaction costs of $1.2 million from the SSS acquisition. Interest expense in the current quarter was $0.6 million, an increase from $0.3 million for the three months ended June 30, 2018. Included in the $0.6 million of interest expense for this quarter is $0.2 million from the write-off of deferred financing costs associated with closing the previous credit facility.

For the three months ended June 30, 2019 DLH recorded a $0.3 million provision for tax expense versus $0.7 in the prior-year period. The Company reported net income of approximately $0.8 million, or $0.06 per diluted share, for the third quarter of fiscal 2019 versus $1.6 million, or $0.13 per diluted share, for the third quarter of fiscal 2018.

On a non-GAAP basis, Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) for the three months ended June 30, 2019 was approximately $2.6 million versus $3.2 million in the prior-year period. The year-over-year decrease was primarily attributable to $1.2 million of transaction expenses related to the acquisition of SSS. As presented in the reconciliation of GAAP net income to net income adjusted for the effect of The Tax Cuts and Jobs Act of 2017 and the acquisition of SSS, adjusted net income improved year over year after excluding the impact of these events.
Balance Sheet and Cash Flow
The Company's balance sheet as of June 30, 2019 reflects the impact of the SSS acquisition. Cash was $6.0 million, and the Company’s senior debt was $66.1 million, versus cash of $6.4 million and senior debt of $7.7 million as of September 30, 2018. Regarding cash flow, for the nine months of fiscal 2019 DLH generated approximately $11.2 million in cash from operations, versus $8.0 million last year, reflecting higher net income and improved working capital.

Conference Call and Webcast Details
DLH management will discuss second quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 11:00 AM Eastern Time tomorrow, August 6, 2019. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 100127619.

About DLH
DLH (NASDAQ:DLHC) serves federal government clients throughout the United States and abroad delivering technology enabled solutions in key health and human services programs. The Company's seven core competencies include secure data analytics, clinical trials and laboratory services, case management, performance evaluation, system modernization, operational logistics and readiness, and strategic digital communications. DLH has over 1,900 employees serving numerous government agencies. For more information, visit the corporate website at www.dlhcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding benefits of the acquisition, estimates of future revenues, operating income, earnings, earnings per share, backlog, and cash flows. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of the acquisition of SSS; the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from the acquisition; the inability to retain SSS employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; compliance with new bank financial and other covenants; the risks and uncertainties associated with client interest in and purchases of new services; changes in client budgetary priorities; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations of SSS and any future acquisitions; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as well as interim quarterly filings thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business. Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$38,700	$36,131	$106,208	$100,747
Direct expenses	28,777	27,793	80,424	78,429
Gross margin	9,923	8,338	25,784	22,318
General and administrative expenses	6,072	5,136	15,782	14,700
Transaction expenses	1,247	—	1,391	—
Depreciation and amortization	914	588	2,037	1,654
Income from operations	1,690	2,614	6,574	5,964
Interest expense, net	562	262	1,284	801
Income before income taxes	1,128	2,352	5,290	5,163
Income tax expense	325	738	1,532	5,084
Net income	$803	$1,614	$3,758	$79

Net income per share - basic	$0.07	$0.14	$0.31	$0.01
Net income per share - diluted	$0.06	$0.13	$0.29	$0.01
Weighted average common shares outstanding
Basic	12,036	11,889	12,011	11,875
Diluted	13,077	12,884	13,048	12,872

DLH HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	June 30, 2019	September 30, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,005	$6,355
Accounts receivable	24,024	10,280
Other current assets	2,715	760
Total current assets	32,744	17,395
Equipment and improvements, net	5,674	1,566
Deferred taxes, net	2,885	4,137
Goodwill	51,777	25,989
Intangible assets, net	41,156	13,365
Other long-term assets	778	89
Total assets	$135,014	$62,541

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Debt obligations - current	$787	$—
Accrued payroll	8,290	4,983
Accounts payable, accrued expenses, and other current liabilities	19,093	10,950
Total current liabilities	28,170	15,933
Debt obligations - long term, net of deferred financing costs	62,844	6,958
Other long term liabilities	194	232
Total long term liabilities	63,038	7,190
Total liabilities	91,208	23,123
Shareholders' equity:
Common stock, $0.001 par value; authorized 40,000 shares; issued and outstanding 12,036 and 11,899 at June 30, 2019 and September 30, 2018, respectively	12	12
Additional paid-in capital	84,915	84,285
Accumulated deficit	(41,121)	(44,879)
Total shareholders’ equity	43,806	39,418
Total liabilities and shareholders' equity	$135,014	$62,541

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	(unaudited)
	Nine Months Ended
	June 30,
	2019	2018
Operating activities
Net income	$3,758	$79
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,037	1,654
Amortization of deferred financing costs	799	202
Stock based compensation expense	591	1169
Deferred taxes, net	1,253	4,764
Changes in operating assets and liabilities
Accounts receivable	(925)	(508)
Other current assets	(376)	(259)
Accounts payable, accrued expenses, and other current liabilities	4,039	897
Other long term assets/liabilities	(23)	(5)
Net cash provided by operating activities	11,153	7,993

Investing activities
Business acquisition, net of cash acquired	(66,520)	—
Purchase of equipment and improvements	(29)	(571)
Net cash used in investing activities	(66,549)	(571)

Financing activities
Borrowing on senior debt	70,000	—
Repayments of senior debt	(11,646)	(5,730)
Deferred debt financing costs	(3,347)	(70)
Repayments of capital lease obligations	—	(8)
Proceeds from stock option exercise	39	46
Net cash provided by (used in) financing activities	55,046	(5,762)

Net change in cash and cash equivalents	(350)	1,660
Cash and cash equivalents at beginning of year	6,355	4,930
Cash and cash equivalents at end of year	$6,005	$6,590

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$248	$619
Cash paid during the period for income taxes	$406	$630
Supplemental disclosures of non-cash financing activity
Derivative warrant liability reclassified as equity	$—	$(306)
Noncash issuance of stock upon exercise of options	$—	$25

Revenue Metrics

	Nine Months Ended
	June 30,	June 30,
	2019	2018
Market Mix:
Defense/VA	66%	63%
Human Services and Solutions	28%	33%
Public Health/Life Sciences	6%	4%

Contract Mix:
Time and materials	93%	97%
Cost reimbursable	5%	2%
Firm fixed price	2%	1%

Prime vs Sub:
Prime	98%	99%
Subcontractor	2%	1%

Non-GAAP Financial Measures
The Company uses EBITDA as a supplemental non-GAAP measure of our performance. DLH defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization.

For fiscal 2019 and the comparative period of fiscal 2018, the Company's net income was impacted by The Tax Cut and Jobs Act of 2017 as well as the transaction costs incurred for the acquisition of SSS. The Tax Cut and Jobs Act of 2017 reduced corporate tax rates and revised rules regarding the usability of net operating losses. These changes resulted in a discrete charge to the first quarter tax provision for fiscal 2018 of $3.4 million due to revaluing the benefit of our net operating losses. Additionally, for comparability, the tax provision for the prior year periods has been restated using the current year rate of 29%. In fiscal 2019, DLH incurred $1.4 million of acquisition-related expenses during the nine months ended June 30, 2019 for the acquisition of SSS. The Company is excluding acquisition-related expenses from this measure because they were incurred as a result of a specific event, do not reflect the costs of our operations, and can affect the period-over-period assessment of operating results. In addition, the non-GAAP financial measure we are including for net income adjusted for the effect of the Tax Cut and Jobs Act and the acquisition of SSS, in total and on a per share basis, is presented on a tax-effected basis. We are reporting this non-GAAP metric to demonstrate the impact of these events.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. DLH believes that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

Reconciliation of GAAP net income (loss) to EBITDA, a non-GAAP measure:

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2019	2018	Change	2019	2018	Change
Net income	$803	$1,614	$(811)	$3,758	$79	$3,679
(i) Interest expense	562	262	300	1,284	801	483
(ii) Provision for taxes	325	738	(413)	1,532	5,084	(3,552)
(iii) Depreciation and amortization	914	588	326	2,037	1,654	383
EBITDA	$2,604	$3,202	$(598)	$8,611	$7,618	$993

Reconciliation of GAAP net income to net income adjusted for the effect of The Tax Cuts and Jobs Act of 2017 and the acquisition of SSS, a non-GAAP measure:

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2019	2018	Change	2019	2018	Change
Net income	$803	$1,614	$(811)	$3,758	$79	$3,679
Write-down of deferred tax assets	—	—	—	—	3,365	(3,365)
Pro-forma impact of tax rate change	—	56	(56)	—	222	(222)
Transaction expenses	1,247	—	1,247	1,391	—	1,391
Tax effect of excluding transaction expenses	(362)	—	(362)	(403)	—	(403)
Net income, adjusted for the effect of The Tax Cuts and Jobs Act of 2017 and the acquisition of SSS	$1,688	$1,670	$18	$4,746	$3,666	$1,080

Net income per diluted share	$0.06	$0.13	$(0.07)	$0.29	$0.01	$0.28
Impact of write-down of deferred tax asset	—	—	—	—	0.26	(0.26)
Pro-forma impact of tax rate change	—	—	—	—	0.02	(0.02)
Impact of transaction expenses	0.07	—	0.07	0.08	—	0.08
Net income per diluted share, adjusted for the effect of The Tax Cuts and Jobs Act of 2017 and the acquisition of SSS	$0.13	$0.13	$—	$0.37	$0.29	$0.08